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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

           Each of the undersigned hereby appoints Charles N. Blitzer and James
V. Adam, and each of them individually, his attorney-in-fact and agent, with full powers of substitution and resubstitution, to execute on his behalf in any and all capacities the Registration Statement on Form S-3 to be filed under the Securities Act of 1933 for the registration of the sale of Common Stock of MGI Pharma, Inc. (the "Company") by the Company, and to execute and perform any acts necessary to be done in order to file any and all pre-effective and post-effective amendments thereto, any and all instruments or documents filed as part of or in connection with such Registration Statement or amendments thereto, and any registration statement filed in connection therewith pursuant to Rule 462(b) under the Securities Act of 1933, and hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Effective as of:  July 31, 1996

/s/  Frederick W. Armstrong            /s/  Robert W. Powell, Jr.
- ---------------------------            --------------------------
Frederick W. Armstrong                 Robert W. Powell, Jr.

/s/  Charles E. Austin                 /s/  Lee J. Schroeder
- ---------------------------            ---------------------------
Charles E. Austin                      Lee J. Schroeder

/s/  Hugh E. Miller                    /s/  Charles N. Blitzer
- ---------------------------            ---------------------------
Hugh E. Miller                         Charles N. Blitzer

                                       /s/  James V. Adam
                                       ---------------------------
                                       James V. Adam